UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
599 South Schmidt Road Bolingbrook, IL		60440
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2024, Hyzon Motors Inc. (“Hyzon” or the “Company”) appointed John Waldron, age 59, as SVP of Finance and Accounting & Chief Accounting Officer.

Prior to his appointment on May 27, 2024, from December 18, 2023, to May 26, 2024, Mr. Waldron served as VP of Finance and Operations of the Company. From 2020 to 2022, Mr. Waldron served as Vice President of Finance & Accounting for Dom’s Kitchen and Market, a specialty start-up grocery retailer, where he led Accounting and Financial Planning & Analysis. Prior to this role, from 2018 to 2020, Mr. Waldron worked at Treehouse Foods, a manufacturer of private label food and beverage products, where he served as Vice President and Controller, Chief Accounting Officer. From 2015 to 2018, Mr. Waldron served as Vice President of Finance, Chief Financial and Accounting Officer for Lifeway Foods, a food and beverage manufacturer. Prior to his role at Lifeway Foods, Mr. Waldron served as the controller and chief accounting officer at various public and private companies including The Campbell Soup Company and Navistar. Mr. Waldron began his career at Arthur Andersen. He holds a Bachelor of Business Administration in Accounting from Loyola University of Chicago.

None of Mr. Waldron’s prior employers are a parent, subsidiary, or other affiliate of the Company. There are no arrangements or understandings between Mr. Waldron and any other person pursuant to which Mr. Waldron was selected as an officer, there are no family relationships between Mr. Waldron and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Waldron has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as SVP of Finance and Accounting & Chief Accounting Officer, Hyzon entered into an employment agreement with Mr. Waldron (the “Agreement”). The Agreement provides for a base salary of $350,000, an annual target cash bonus opportunity of 40% of base salary and eligibility to receive an annual long-term incentive opportunity in an amount determined by the Board of Directors or a committee thereof. Subject to the approval of the Compensation Committee of the Board of Directors, Mr. Waldron will receive a grant of 200,000 restricted stock units under the Company’s 2021 Equity Incentive Plan that will vest equally over the course of four years, subject to Mr. Waldron’s continued employment. Mr. Waldron will be entitled to participate in Hyzon’s employee health/welfare and retirement benefit plans and programs. Upon a termination of Mr. Waldron’s employment without Cause or for Good Reason (each as defined in the Agreement and such termination, a “Qualifying Termination”), Mr. Waldron will receive: (i) a lump sum equal to 18 months of Mr. Waldron’s base salary (if such Qualifying Termination occurs within the 3 month period prior to or 12 month period following a change in control, a “Qualifying CIC Termination”) or 12 months of Mr. Waldron’s base salary (if such Qualifying Termination is not a Qualifying CIC Termination), (ii) a prorated annual bonus for the year of termination, (iii) continued medical benefits for up to 18 months (if such Qualifying Termination is a Qualifying CIC Termination) or 12 months (if such Qualifying Termination is not a Qualifying CIC Termination) and (iv) (A) full acceleration of unvested equity-based awards (if such Qualifying Termination is a Qualifying CIC Termination) or (B) an additional 12 months of accelerated vesting of unvested equity-based awards (if such Qualifying Termination is not a Qualifying CIC Termination).

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed hereto as exhibit 10.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Employee Agreement, dated as of May 27, 2024, by Hyzon Motors, Inc. and John Waldron

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: May 30, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer